EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.’ 1350, as adopted), James W. Dennis, the Chief Executive Officer of HealtheTech, Inc. (the “Company”), and Stephen E. Webb, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                                       The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date:  May 6, 2003.

/s/ James W. Dennis	/s/ Stephen E. Webb
James W. Dennis	Stephen E. Webb
Chief Executive Officer	Chief Financial Officer